UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Principal Officers

On August 27, 2015, STW Resources Holding Corp. (the “Company”) entered into a Board of Directors Appointment Agreement (the “Appointment Agreement”) with Mr. Alan Murphy, pursuant to which Mr. Murphy was retained by the Company as a director. Such appointment was approved by the Board of Directors of the Company on August 20, 2015.  Mr. Murphy is 58 years of age and does not maintain a familial relationship with any of the Company's other officers or directors.

Mr. Murphy is currently the Company’s President since May 2014. As a water industry expert, he brings the Company 20+ years of extensive industry experience with various municipal, industrial and commercial water & wastewater treatment facilities in consulting, design, engineering, procurement, operations, management and complete project oversight & construction throughout State of Texas.  He has vast knowledge on most up to date innovative technologies which include membrane filtration systems, thermal technologies, freshwater recovery & reuse, brine discharge treatment systems and others. Mr. Murphy has been involved in the “hands-on” design, build and/or maintenance of over 300 water reclamation and municipal facilities in Texas and over 700 systems worldwide. He has been intimately involved with the Texas Commission on Environmental Quality (TCEQ) in co-developing pilot policies and procedures. Mr. Murphy is a TCEQ Certified Level 3 Water Treatment Specialist. Mr. Murphy also has established relationships with top tier engineering firms. Mr. Murphy's unique talent of “out-of-box thinking” complements his ambitions, intelligence, and accomplishments.  Mr. Murphy is well versed and involved in several projects currently designed for environmentally conscious technologies to process, treat, reclaim, recover and re-use water. Mr. Murphy has made significant contributions in co-developing cost effective and robust water treatment systems to produce freshwater from highly impaired saline water sources & recycling wastewater—including produced waters, effluents from wastewater water treatment plants & industrial wastewater.  Mr. Murphy graduated from San Angelo Central High School in 1975.

Pursuant to the Appointment Agreement, the Company agreed to pay Mr. Murphy the following compensation: (a) 33,334 shares of the Company’s common stock upon the execution of the Appointment Agreement; (b) a fee at the rate of Seventy-Five Thousand Dollars ($75,000) per year ($27,329 for the partial year 2015), which shall be paid solely at the Company’s discretion in cash or in shares of the Company’s stock, in accordance with Company's regularly established practices regarding the payment of Directors' fees, but in no event later than 12 months after the effective date of the Appointment Agreement and each of its subsequent anniversaries, if any; (c) a cash payment of $1,000.00 for each day of attendance at meetings of the Company’s Board of Directors or any other meeting called by the Company and attended by Mr. Murphy; and (d) reimbursement of all reasonable costs of travel, lodging, and entertainment reasonably necessary for Mr. Murphy to carry out his duties, so long as any such expense in excess of $100 is approved in advance by the Company.

A copy of the Appointment Agreement is filed herewith as Exhibit 10.1 and incorporated in its entirety.

Section 9 - Financial Statements and Exhibits
Item 9.01  Exhibits

Exhibit No.	Description
10.1	Form of Board of Directors Appointment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2015	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO